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EXHIBIT 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-119747) pertaining to the 1998 Stock Option Plan and 2004 Stock Plan of Beacon Roofing Supply, Inc. of our report dated December 15, 2004, with respect to the consolidated financial statements of Beacon Roofing Supply, Inc. included in the Annual Report (Form 10-K) for the year ended September 25, 2004.

                      /s/ Ernst & Young LLP

Boston, Massachusetts
December 20, 2004

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  EXHIBIT 23.1
Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm